UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2015

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) ( Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 4, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors of NexPoint Capital, Inc. (the “Company”) approved the engagement of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 (including to perform the audit of the Company’s financial statements for the fiscal year ending 2015). Also, the Audit Committee informed RSM US LLP (“RSM”) that it has been dismissed, effective December 4, 2015, as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through December 4, 2015, the Company had (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to RSM’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

RSM’s report on the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through December 4, 2015, neither the Company nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided RSM with a copy of the disclosures it is making in this current report, which RSM has received no later than the day that the disclosures are filed with the Commission. The Company requested that RSM furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. Inasmuch as RSM’s letter is unavailable at the time of the filing this report, the Company has requested RSM to provide the letter as promptly as possible so that the Company can file the letter with the Commission within ten business days after the filing of this report. Notwithstanding the ten business day period, the Company shall file the letter by amendment within two business days of receipt; if the letter is received on a Saturday, Sunday or holiday on which the Commission is not open for business, then the two business day period shall begin to run on and shall include the first business day thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: December 10, 2015	By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer